Exhibit 23.4
FORREST A. GARB & ASSOCIATES, INC.
INTERNATIONAL PETROLEUM CONSULTANTS
5310 HARVEST HILL ROAD, SUITE 275
DALLAS, TEXAS 75230-5805
(972) 788-1110 Telefax 991-3160
E-Mail: forgarb@forgarb.com
CONSENT OF INDEPENDENT ENGINEERS
     We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 for the Mewbourne Energy Partners 06-07 Drilling Programs of the summary of the Reserve Report as of January 1, 2006, for Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P., Mewbourne Energy Partners 00-A, L.P., Mewbourne Energy Partners 01-A, L.P., Mewbourne Energy Partners 02-A, L.P., Mewbourne Energy Partners 03-A, L.P. and Mewbourne Energy Partners 04-A, L.P., as audited by us. We also consent to the reference therein to our firm as an “Independent Expert.”

/s/ Forrest A. Garb & Associates, Inc.

FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas
May 30, 2006